UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

LinkedIn Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35168	47-0912023
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2029 Stierlin Court

Mountain View, CA 94043

(Address of Principal Executive Offices including Zip Code)

(650) 687-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On May 14, 2015, LinkedIn Corporation (the “Company”) completed its previously announced acquisition of lynda.com, Inc., a Delaware corporation (“lynda.com”), a leading online learning company teaching business, technology and creative skills to help people achieve their professional goals. As contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) entered into on April 9, 2015, by and among the Company, lynda.com, Harpo Acquisition Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Sub I”), Harpo Acquisition Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Sub II”) and Shareholder Representative Services LLC, a Colorado limited liability company, as Stockholder Representative, Sub I merged with and into lynda.com, with lynda.com surviving as a wholly-owned subsidiary of the Company (the “First Merger”), and, as part of the same overall transaction, lynda.com will be merged with and into Sub II (the “Second Merger”; together with the First Merger, the “Mergers”), with Sub II as the surviving entity. The aggregate consideration payable in exchange for all of the outstanding equity interests of lynda.com was approximately $1.5 billion, comprising an aggregate of approximately $780 million in cash and approximately $720 million in the Company’s Class A common stock, subject to an adjustment based on (i) purchase price adjustment provisions and (ii) indemnification obligations of lynda.com securityholders after the completion of the Mergers. A portion of the consideration was placed in escrow to satisfy certain indemnification obligations of lynda.com securityholders described in the Merger Agreement.

The foregoing description of the Mergers and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

On May 14, 2015, the Company issued a press release announcing the completion of the acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

2.1

Agreement and Plan of Merger, dated April 9, 2015, by and among LinkedIn Corporation, lynda.com, Inc., Harpo Acquisition Merger Corporation, Harpo Acquisition Merger LLC and Shareholder Representative Services LLC, as Stockholder Representative

99.1	Press release dated May 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINKEDIN CORPORATION

Date: May 14, 2015	By:	/s/ Michael J. Callahan
Michael J. Callahan
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

2.1

Agreement and Plan of Merger, dated April 9, 2015, by and among LinkedIn Corporation, lynda.com, Inc., Harpo Acquisition Merger Corporation, Harpo Acquisition Merger LLC and Shareholder Representative Services LLC, as Stockholder Representative

99.1	Press release dated May 14, 2015